As filed with the Securities and Exchange Commission on October 11, 2011

Registration No. 333-164962

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BERKSHIRE HATHAWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0813844
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3555 Farnam Street

Omaha, Nebraska 68131

(Address, including zip code, of Principal Executive Offices)

BNSF Railway Company 401(k) Plan for TCU Employees

(Full title of the plan)

Marc D. Hamburg

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

(402) 346-1400

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Copy To:

Mary Ann Todd, Esq.

Munger, Tolles & Olson LLP

355 South Grand Avenue

Los Angeles, California 90071

(213) 683-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

On February 17, 2010, Berkshire Hathaway Inc. (the “Company”) filed with the Securities and Exchange Commission two registration statements on Form S-8 (File No. 333-164962 and File No. 333-164959) with respect to 200,000 shares and 6,000,000 shares of the Company’s Class B Common Stock, $0.0033 par value, registered for issuance under the BNSF Railway Company 401(k) Plan for TCU Employees (the “TCU Plan”) and the BNSF Railway Company Non-Salaried Employees 401(k) Retirement Plan (the “Non-Salaried Plan”), respectively.

On June 24, 2011, the TCU Plan was merged into the Non-Salaried Plan.

As a result of the merger of the plans, the offering pursuant to the registration statement on Form S-8 (File No. 333-164962) (the “Registration Statement”) has been terminated. In accordance with the undertakings made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares that remain unsold under the Registration Statement.

Item 8. Exhibits

24.1	Power of Attorney (incorporated by reference to Exhibit 24 to the Company’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 17, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Omaha, State of Nebraska, on this 11th day of October, 2011.

BERKSHIRE HATHAWAY INC.

By:	/s/ Marc D. Hamburg
Marc D. Hamburg
Senior Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Warren E. Buffett	Chairman of the Board and Director (principal executive officer)	October 11, 2011

/s/ Marc D. Hamburg Marc D. Hamburg	Senior Vice President and Chief Financial Officer (principal financial officer)	October 11, 2011

* Daniel J. Jaksich	Vice President and Controller (principal accounting officer)	October 11, 2011

* Charles T. Munger	Vice-Chairman of the Board and Director	October 11, 2011

* Howard G. Buffett	Director	October 11, 2011

* Stephen B. Burke	Director	October 11, 2011

* Susan L. Decker	Director	October 11, 2011

* William H. Gates III	Director	October 11, 2011

* David S. Gottesman	Director	October 11, 2011

* Charlotte Guyman	Director	October 11, 2011

* Donald R. Keough	Director	October 11, 2011

* Thomas S. Murphy	Director	October 11, 2011

* Ronald L. Olson	Director	October 11, 2011

* Walter Scott, Jr.	Director	October 11, 2011

*By:	/s/ Marc D. Hamburg
Marc D. Hamburg
Senior Vice President and
Chief Financial Officer